Exhibit 10.34

Addendum Number 4 of the “Up to USD
7,100,000 Credit Facilites Agreement”

“Addendum”

of

8 January 2021

between

NLS Pharmaceutics Ltd.
Alter Postplatz
6370 Stans
Switzerland		“Borrower”

and

Ronald Hafner
“Lender 1”

Jürgen Bauer
“Lender 2”

Peter Ödman
“Lender 3”

Michael Stein
“Lender 4”

(Lender 1, Lender 2, Lender 3 and Lender 4

the ʺLendersʺ)

(Borrower and Lenders each a ʺPartyʺ

collectively the ʺPartiesʺ)

regarding

current situation and outstanding amount

Addendum	2/5

WHEREAS

A.	The Borrower is a stock corporation (Aktiengesellschaft) in accordance with Swiss law with its registered seat and principal place of business at Stans (Company Number CHE-447.067.367). The Company has a share capital of CHF 139’200.00, divided into 6’960’000 registered shares with a nominal value of CHF 0.02 each, which have been fully paid in.

B.	The Lenders and the Borrower (formerly NLS Pharma AG) entered into the “Up to USD 7,100,000 Credit Facilities Agreement” dated 31 August 2015, as amended on 16 September 2019, on 3 February 2020 and in October 2020 (“Agreement”). The Lenders agreed to make available to the Borrower credit facilities in the aggregate amount of USD 7,100,000.00 (“Total Credit Facility Amount”).

C.	The Lenders granted to the Borrower the Total Credit Facility Amount under the Agreement.

D.	According to section 6.1 of the Agreement only the loans under Credit Facility D shall bear interest at the rate of 10% per annum, calculated from (and including) the day of its drawdown to (and including) the Maturity Date (or the date of its earlier repayment).

E.	With the capital increase dated 19 July 2018 (“Capital Increase I”) part of the Total Credit Facility Amount in the amount of USD 3,418,519.00 (“Converted Amount I”) was converted and setoff against 52 registered shares at a nominal amount of CHF 100.00. The Lenders each received thirteen (13) registered shares at an issue price of USD 65,740.75 per share, as stated in the subscription form signed by each Lender. Part of the Converted Amount I was the total Credit Facility D amount (USD 500,000.00). After the capital increase dated 19 July 2018 an open amount of USD 3,681,481.00 remained (“Open Amount”).

F.	With the capital increase dated 12 March 2019 (“Capital Increase II”) the Open Amount was converted and setoff against 56 registered shares at an issue price of USD 65,740.75 per share, as stated in the subscription form signed by each Lender. The Lenders each received fourteen (14) registered shares.

G.	With the Capital Increase I and the Capital Increase II the Total Credit Facility Amount was converted and setoff.

H.	The maturity date for the repayment of the Total Credit Facility Amount together with the accrued interest was set at 31 December 2020 (“Maturity Date”).

NOW, THEREFORE, the Parties agree as follows:

Any capitalized terms, if not defined otherwise in this Addendum, shall have the meaning as set forth in the Agreement.

1.	Open Amount

The Parties hereby confirm that the Total Credit Facility Amount was converted and setoff in accordance with the Agreement. Therefore, no open amount remains with regard to the Total Credit Facility Amount.

2.	Conversion of Credit Facility D and Interest

The Parties hereby agree and confirm that the total amount of the Credit Facility D was converted with the Capital Increase I.

Addendum	3/5

According to the document from GHM Partners (Annex 1), the accrued interest shall consequently be calculated from 25 November 2016 until and including the date of the Capital Increase I. The accrued interest as of the date hereof therefore equals USD 85’737.00 (“Open Interest Amount”).

3.	Extension Maturity Date

The Maturity Date for the Open Interest Amount shall be extended until 31 March 2021.

4.	Governing Law and Jurisdiction

This Addendum shall be governed by and construed in accordance with the substantive laws of Switzerland, without reference to principles of conflict of laws or choice of laws.

All disputes arising out of or in connection with the present Agreement, including disputes on its conclusion, binding effect, amendment and termination, shall be resolved by the ordinary courts in Stans (NW), Switzerland.

[Signature page to follow]

Addendum	4/5

Borrower

NLS Pharmaceutics Ltd.

/s/ Ronald Hafner	/s/ Alexander Zwyer
Ronald Hafner	Alexander Zwyer
Chairman of the Board	Chief Executive Officer

Lenders

/s/ Ronald Hafner	/s/ Jürgen Bauer
Ronald Hafner	Jürgen Bauer

/s/ Peter Ödman	/s/ Michael Stein
Peter Ödman	Michael Stein

Annex 1: Excel sheet from GHM Partners.

Addendum	5/5

Annex 1

Excel sheet from GHM Partners

Investors A - Credit Facility (part II of USD 7.1m)	2018	18.03.2019	31.12.2019	30.06.2020
ex NLS-1	USD	USD	USD	USD

Credit facility Investors A	3’681’481.00	3’681’481.00	-	-
Interest rate 0%
Debt to equity swap 18.3.2019		-3’681’481.00
Total Credit Facility	3’681’481.00	-	-	-
Interest 2016-2018 (of USD 500k)	85’737.00	85’737.00	85’737.00	85’737.00
Total Credit Facility incl. Interest *	3’767’218.00	85’737.00	85’737.00	85’737.00

*	Maturity date is September 30, 2020